Waste Connections Reports Second Quarter 2014 Results

- Revenue of $524.7 million, up 7.2%

- Reports 4.1% solid waste price + volume growth and 25.9% E&P waste growth

- Adjusted EBITDA* of $182.5 million, or 34.8% of revenue, up 7.7%

- GAAP EPS of $0.50 and adjusted EPS* of $0.53, up 12.8%

- YTD net cash provided by operating activities of $279.7 million

- YTD adjusted free cash flow* increases 18.8% to $208.6 million, or 20.7% of revenue

THE WOODLANDS, Texas, July 21, 2014 /PRNewswire/ -- Waste Connections, Inc. (NYSE: WCN) today announced its results for the second quarter of 2014. Revenue in the second quarter totaled $524.7 million, a 7.2% increase over revenue of $489.4 million in the year ago period. Operating income was $118.7 million compared to $93.1 million in the second quarter of 2013. Adjusted EBITDA* in the current year period was $182.5 million, up 7.7% over adjusted EBITDA of $169.4 million in the prior year period. Adjusted EBITDA, a non-GAAP measure, excludes the impact of items such as acquisition-related costs and the loss, in the year ago period, on the Company's prior corporate office lease, as shown in the detailed reconciliation in the attached table.

Net income attributable to Waste Connections in the quarter was $62.7 million, or $0.50 per share on a diluted basis of 124.8 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $44.0 million, or $0.35 per share on a diluted basis of 124.1 million shares.

Adjusted net income attributable to Waste Connections* in the quarter was $66.2 million, or $0.53 per share, versus $57.8 million, or $0.47 per share, in the prior year period. Adjusted net income and adjusted net income per diluted share, both non-GAAP measures, exclude certain items net of tax, as shown in the detailed reconciliation in the attached table, that affect comparability of results between periods.

"Higher than expected E&P waste activity and consistent solid waste pricing growth continue to drive strong results in the year. Through the first half of 2014, adjusted EBITDA as a percentage of revenue was up 80 basis points year-over-year, and adjusted free cash flow increased 18.8% to more than $200 million, or over 20% of revenue," said Ronald J. Mittelstaedt, Chief Executive Officer and Chairman. "We are extremely pleased with these results, especially given tougher year-over-year comparisons in solid waste landfill volumes and increasing collection cost pressures during this stage of the economic recovery."

Mr. Mittelstaedt added, "We now expect the two development stage landfills acquired earlier this year to be open before year-end. And as we look at the remainder of the year, our balance sheet is well positioned for expected increases in both acquisition activity and the return of capital to stockholders."

For the six months ended June 30, 2014, revenue was $1.01 billion, a 7.1% increase over revenue of $939.3 million in the year ago period. Operating income was $219.3 million compared to $180.0 million for the same period in 2013. Adjusted EBITDA for the six months ended June 30, 2014, was $346.6 million, up 9.9% over adjusted EBITDA of $315.4 million in the prior year period. Net income attributable to Waste Connections for the six months ended June 30, 2014, was $111.7 million, or $0.89 per share on a diluted basis of 124.8 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $85.5 million, or $0.69 per share on a diluted basis of 124.0 million shares. Adjusted net income attributable to Waste Connections for the six months ended June 30, 2014, was $120.7 million, or $0.97 per share, compared to $103.5 million, or $0.84 per share, in the year ago period.

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

Waste Connections, Inc. is an integrated solid waste services company that provides waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets. Through its R360 Environmental Solutions subsidiary, the Company also is a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than two million residential, commercial, industrial, and exploration and production customers from a network of operations in 31 states. The Company also provides intermodal services for the movement of cargo and solid waste containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in The Woodlands, Texas.

Waste Connections will be hosting a conference call related to second quarter earnings and third quarter outlook on July 22nd at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com or through a link on our website at www.wasteconnections.com. A playback of the call will be available at both of these websites.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (832) 442-2200.

Information Regarding Forward-Looking Statements

Certain statements contained in this release are forward-looking in nature, including statements related to the expected timing for recently acquired landfills to open; expected acquisition activity; the Company's ability to finance additional acquisitions; and the expected return of capital to stockholders. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates," or the negative thereof or comparable terminology, or by discussions of strategy. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) our results are vulnerable to economic conditions; (2) our industry is highly competitive and includes larger and better capitalized companies, companies with lower prices, return expectations or other advantages, and governmental service providers, which could adversely affect our ability to compete and our operating results; (3) our E&P waste business depends on the level of drilling and production activity in the basins in which we operate and the willingness of E&P companies to outsource their waste services activities; (4) we have limited experience in running an E&P waste treatment, recovery and disposal business; (5) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (6) our indebtedness could adversely affect our financial condition and limit our financial flexibility; (7) price increases may not be adequate to offset the impact of increased costs, or may cause us to lose volume; (8) fluctuations in prices for recycled commodities that we sell and rebates we offer to customers may cause our revenues and operating results to decline; (9) the seasonal nature of our business and "event-driven" waste projects cause our results to fluctuate; (10) we may lose contracts through competitive bidding, early termination or governmental action; (11) increases in labor costs could impact our financial results; (12) increases in the price of diesel or compressed natural gas fuel may adversely affect our collection business and reduce our operating margins; (13) labor union activity could divert management attention and adversely affect our operating results; (14) we could face significant withdrawal liability if we withdraw from participation in one or more multiemployer pension plans in which we participate and the accrued pension benefits are not fully funded; (15) our financial results could be adversely affected by impairments of goodwill or indefinite-lived intangibles; (16) we may incur charges related to capitalized expenditures of landfill development projects, which would decrease our earnings; (17) pending or future litigation or governmental proceedings could result in material adverse consequences, including judgments or settlements; (18) we may be subject in the normal course of business to judicial, administrative or other third party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (19) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (20) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses, and the success of our acquisitions; (21) each business that we acquire or have acquired may have liabilities or risks that we fail or are unable to discover, or that become more adverse to our business than we anticipated at the time of acquisition; (22) our financial results are based upon estimates and assumptions that may differ from actual results; (23) our accruals for our landfill site closure and post-closure costs may be inadequate; (24) we depend significantly on the services of the members of our senior and regional management team, and the departure of any of those persons could cause our operating results to suffer; (25) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (26) liabilities for environmental damage may adversely affect our financial condition, business and earnings; (27) we rely on computer systems to run our business and disruptions or privacy breaches in these systems could impact our ability to service our customers and adversely affect our financial results, damage our reputation, and expose us to litigation risk; and (28) if we are not able to develop and protect intellectual property, or if a competitor develops or obtains exclusive rights to a breakthrough technology, our financial results may suffer. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

– financial tables attached –

CONTACT:

Worthing Jackman / (832) 442-2266	Mary Anne Whitney / (832) 442-2253
worthingj@wasteconnections.com	maryannew@wasteconnections.com

WASTE CONNECTIONS, INC. CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME THREE AND SIX MONTHS ENDED JUNE 30, 2013 AND 2014 (Unaudited) (in thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2013	2014	2013	2014

Revenues	$ 489,381	$ 524,693	$ 939,272	$ 1,006,402
Operating expenses:
Cost of operations	268,484	286,950	520,447	550,011
Selling, general and administrative	52,903	56,526	106,154	112,172
Depreciation	54,766	57,105	106,414	112,922
Amortization of intangibles	6,211	6,720	12,650	13,456
Loss (gain) on disposal of assets	3,445	(1,324)	3,122	(1,465)
Loss on prior corporate office lease	10,498	-	10,498	-
Operating income	93,074	118,716	179,987	219,306

Interest expense	(18,928)	(15,940)	(37,940)	(32,851)
Other income (expense), net	(1,706)	661	(965)	137
Income before income tax provision	72,440	103,437	141,082	186,592

Income tax provision	(28,445)	(40,537)	(55,408)	(74,470)
Net income	43,995	62,900	85,674	112,122
Less: net income attributable to noncontrolling interests	(28)	(236)	(151)	(443)
Net income attributable to Waste Connections	$ 43,967	$ 62,664	$ 85,523	$ 111,679

Earnings per common share attributable to Waste Connections' common stockholders:
Basic	$ 0.36	$ 0.50	$ 0.69	$ 0.90

Diluted	$ 0.35	$ 0.50	$ 0.69	$ 0.89

Shares used in the per share calculations:
Basic	123,610,969	124,230,572	123,496,519	124,096,619
Diluted	124,080,423	124,848,351	123,993,311	124,781,097

Cash dividends per common share	$ 0.10	$ 0.115	$ 0.20	$ 0.23

WASTE CONNECTIONS, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in thousands, except share and per share amounts)

	December 31,	June 30,
	2013	2014
ASSETS Current assets:
Cash and equivalents	$ 13,591	$ 21,404
Accounts receivable, net of allowance for doubtful accounts of $7,348 and $5,678 at December 31, 2013 and June 30, 2014, respectively	234,001	254,858
Deferred income taxes	41,275	41,964
Prepaid expenses and other current assets	39,638	30,460
Total current assets	328,505	348,686

Property and equipment, net	2,450,649	2,446,043
Goodwill	1,675,154	1,675,726
Intangible assets, net	527,871	515,176
Restricted assets	35,921	38,171
Other assets, net	46,152	45,434
	$ 5,064,252	$ 5,069,236

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$ 105,394	$ 115,623
Book overdraft	12,456	12,475
Accrued liabilities	119,026	131,216
Deferred revenue	71,917	77,927
Current portion of contingent consideration	30,840	32,406
Current portion of long-term debt and notes payable	5,385	4,031
Total current liabilities	345,018	373,678

Long-term debt and notes payable	2,067,590	1,931,262
Long-term portion of contingent consideration	24,710	26,867
Other long-term liabilities	77,035	84,699
Deferred income taxes	501,692	509,110
Total liabilities	3,016,045	2,925,616

Commitments and contingencies

Equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	-	-
Common stock: $0.01 par value; 250,000,000 shares authorized; 123,566,487 and 124,116,793 shares issued and outstanding at December 31, 2013 and June 30, 2014, respectively	1,236	1,241
Additional paid-in capital	796,085	808,849
Retained earnings	1,247,630	1,330,813
Accumulated other comprehensive loss	(1,869)	(2,480)
Total Waste Connections' equity	2,043,082	2,138,423
Noncontrolling interest in subsidiaries	5,125	5,197
Total equity	2,048,207	2,143,620
	$ 5,064,252	$ 5,069,236

WASTE CONNECTIONS, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS SIX MONTHS ENDED JUNE 30, 2013 AND 2014 (Unaudited) (Dollars in thousands)

	Six months ended
	June 30,
	2013	2014

Cash flows from operating activities:
Net income	$85,674	$112,122
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (gain) on disposal of assets	3,122	(1,465)
Depreciation	106,414	112,922
Amortization of intangibles	12,650	13,456
Deferred income taxes, net of acquisitions	14,990	7,114
Amortization of debt issuance costs	2,016	1,594
Equity-based compensation	7,446	9,444
Interest income on restricted assets	(196)	(235)
Interest accretion	2,533	2,427
Excess tax benefit associated with equity-based compensation	(2,667)	(7,096)
Loss on prior corporate office lease	10,498	-
Net change in operating assets and liabilities, net of acquisitions	13,043	29,398
Net cash provided by operating activities	255,523	279,681

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(1,181)	(29,596)
Proceeds from adjustment to acquisition consideration	18,000	843
Capital expenditures for property and equipment	(87,541)	(83,679)
Proceeds from disposal of assets	3,622	5,863
Increase in restricted assets, net of interest income	(81)	(2,015)
Other	(1,140)	589
Net cash used in investing activities	(68,321)	(107,995)

Cash flows from financing activities:
Proceeds from long-term debt	93,500	122,000
Principal payments on notes payable and long-term debt	(256,732)	(259,682)
Payment of contingent consideration recorded at acquisition date	(2,743)	(542)
Change in book overdraft	(90)	18
Proceeds from option and warrant exercises	1,330	2,958
Excess tax benefit associated with equity-based compensation	2,667	7,096
Payments for cash dividends	(24,654)	(28,496)
Tax withholdings related to net share settlements of restricted stock units	(5,362)	(6,729)
Distributions to noncontrolling interests	(198)	(371)
Debt issuance costs	(1,920)	(125)
Net cash used in financing activities	(194,202)	(163,873)

Net increase (decrease) in cash and equivalents	(7,000)	7,813
Cash and equivalents at beginning of period	23,212	13,591
Cash and equivalents at end of period	$16,212	$21,404

ADDITIONAL STATISTICS

(Dollars in thousands)

Solid Waste Internal Growth: The following table reflects a breakdown of the components of our solid waste internal growth for the three months ended June 30, 2014:

Three months ended June 30, 2014
Solid Waste Internal Growth: Core Price	2.6%
Surcharges	0.0%
Volume	1.5%
Recycling	(0.6%)
Total Solid Waste Internal Growth	3.5%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three and six month periods ending June 30, 2014:

	Three months ended June 30, 2014		Six months ended June 30, 2014

Solid Waste Collection	$322,763	54.6%	$628,766	55.6%
Solid Waste Disposal and Transfer	158,913	26.9%	294,476	26.0%
E&P Waste Treatment, Disposal and Recovery	82,646	14.0%	155,964	13.8%
Solid Waste Recycling	14,836	2.5%	29,739	2.6%
Intermodal and Other	11,970	2.0%	22,842	2.0%
Total before inter-company elimination	591,128	100.0%	1,131,787	100.0%

Inter-company elimination	(66,435)		(125,385)
Reported Revenue	$524,693		$1,006,402

Contribution from Acquisitions: The following table reflects revenues from acquisitions, net of divestitures, for the three month periods ending June 30, 2013 and 2014:

	Three months ended June 30,
	2013	2014
Solid waste, net	$11,051	$3,655
E&P waste, net	57,926	-
Acquisitions, net	$68,977	$3,655

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three and six month periods ending June 30, 2013 and 2014:

	Three months ended June 30,		Six months ended June 30,
	2013	2014	2013	2014
Cash Interest Paid	$24,106	$19,188	$33,901	$31,030
Cash Taxes Paid	17,641	40,612	18,340	41,261

ADDITIONAL STATISTICS (continued)

Debt to Book Capitalization as of June 30, 2014: Debt to Book Capitalization as of June 30, 2014: 47%

Internalization for the three months ended June 30, 2014:Internalization for the three months ended June 30, 2014: 53%

Days Sales Outstanding for the three months ended June 30, 2014:Days Sales Outstanding for the three months ended June 30, 2014: 44 (31 net of deferred revenue)

Share Information for the three months ended June 30, 2014:

Basic shares outstanding	124,230,572
Dilutive effect of options and warrants	110,406
Dilutive effect of restricted stock units	507,373
Diluted shares outstanding	124,848,351

NON-GAAP RECONCILIATION SCHEDULE
(in thousands)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company's operations. Waste Connections defines adjusted EBITDA as net income, plus income tax provision, plus interest expense, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on disposal of assets, plus other expense, less other income. The Company further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of our business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted EBITDA differently.

	Three months ended June 30,		Six months ended June 30,
	2013	2014	2013	2014
Net Income	$43,995	$62,900	$85,674	$112,122
Plus: Income tax provision	28,445	40,537	55,408	74,470
Plus: Interest expense	18,928	15,940	37,940	32,851
Plus: Depreciation and amortization	60,977	63,825	119,064	126,378
Plus: Closure and post-closure accretion	753	861	1,514	1,739
Plus/Less: Loss (gain) on disposal of assets	3,445	(1,324)	3,122	(1,465)
Plus/less: Other expense (income), net	1,706	(661)	965	(137)
Adjustments:
Plus: Loss on prior corporate office lease (a)	10,498	-	10,498	-
Plus: Acquisition-related costs (b)	333	390	806	648
Plus: Corporate relocation expenses (c)	270	-	422	-
Adjusted EBITDA	$169,350	$182,468	$315,413	$346,606

As % of revenues	34.6%	34.8%	33.6%	34.4%

(a)	Reflects the addback of the loss on the prior corporate office lease resulting from the relocation of the Company's corporate headquarters from California to Texas.
(b)	Reflects the addback of acquisition-related transaction costs.
(c)	Reflects the addback of costs associated with the relocation of the Company's corporate headquarters from California to Texas.

NON-GAAP RECONCILIATION SCHEDULE (continued)
(in thousands)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Management uses adjusted free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company's operations. Waste Connections defines adjusted free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. The Company further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Other companies may calculate adjusted free cash flow differently.

	Three months ended June 30,		Six months ended June 30,
	2013	2014	2013	2014

Net cash provided by operating activities	$122,565	$134,724	$255,523	$279,681
Plus/Less: Change in book overdraft	(73)	(117)	(90)	18
Plus: Proceeds from disposal of assets	2,899	4,551	3,622	5,863
Plus: Excess tax benefit associated with equity-based compensation	569	2,036	2,667	7,096
Less: Capital expenditures for property and equipment	(50,636)	(48,087)	(87,541)	(83,679)
Less: Distributions to noncontrolling interests	-	-	(198)	(371)
Adjustment:
Corporate office relocation (a)	270	-	1,832	-
Tax effect (b)	(103)	-	(161)	-
Adjusted free cash flow	$75,491	$93,107	$175,654	$208,608
	15.4%	17.7%	18.7%	20.7%

(a)	Reflects the addback of third party expenses and reimbursable advances to employees associated with the relocation of our corporate headquarters from California to Texas.
(b)	The tax effect of the corporate office relocation is calculated based on the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)
(in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per Diluted Share:

Adjusted net income and adjusted net income per diluted share, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. Management uses adjusted net income and adjusted net income per diluted share as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company's operations. Waste Connections provides adjusted net income to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income has limitations due to the fact that it excludes items that have an impact on the Company's financial condition and results of operations. Adjusted net income and adjusted net income per diluted share are not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted net income and adjusted net income per diluted share differently.

	Three months ended June 30,		Six months ended June 30,
	2013	2014	2013	2014

Reported net income attributable to Waste Connections	$ 43,967	$ 62,664	$ 85,523	$ 111,679
Adjustments:
Amortization of intangibles (a)	6,211	6,720	12,650	13,456
Acquisition-related costs (b)	2,020	390	2,494	648
Loss (gain) on disposal of assets (c)	3,445	(1,324)	3,122	(1,465)
Corporate relocation expenses (d)	270	-	422	-
Loss on prior corporate office lease (e)	10,498	-	10,498	-
Tax effect (f)	(8,584)	(2,219)	(11,163)	(4,847)
Impact of deferred tax adjustment (g)	-	-	-	1,220
Adjusted net income attributable to Waste Connections	$ 57,827	$ 66,231	$ 103,546	$ 120,691

Diluted earnings per common share attributable to Waste Connections' common stockholders:
Reported net income	$ 0.35	$ 0.50	$ 0.69	$ 0.89
Adjusted net income	$ 0.47	$ 0.53	$ 0.84	$ 0.97

(a) (b)

Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.

Reflects the elimination of acquisition-related expenses, including transaction costs and adjustments to the fair value of contingent consideration.

(c)	Reflects the elimination of a loss (gain) on disposal of assets.
(d)	Reflects the addback of costs associated with the relocation of the Company's corporate headquarters from California to Texas.
(e)	Reflects the addback of the loss on the prior corporate office lease resulting from the relocation of the Company's corporate headquarters from California to Texas.
(f)	The aggregate tax effect of the adjustments in footnotes (a) through (e) is calculated based on the applied tax rates for the respective periods.
(g)

Reflects the elimination of an increase to the income tax provision associated with an increase in the Company's deferred tax liabilities resulting from the enactment of New York State's 2014-2015 Budget Act on March 31, 2014.

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